      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2007.

                                                     REGISTRATION NO. 333-140031

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                                  -------------

                          NEW ENGLAND BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

        MARYLAND                          6035                      04-3693643
(State or other jurisdiction of  (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)    Classification Code Number)   Identification Number)


                                           DAVID J. O'CONNOR
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER
855 ENFIELD STREET                         855 ENFIELD STREET
ENFIELD, CONNECTICUT 06082                 ENFIELD, CONNECTICUT 06082
(860) 253-5200                             (860) 253-5200
(Address, including zip code, and          (Name, address, including zip code,
telephone number, including area code,     and telephone number, including area
of registrant's principal executive        code, of agent for service)
offices)

                                  -------------

                                   COPIES TO:

 Lawrence M. F. Spaccasi, Esq.                 William W. Bouton, III, Esq.
 Scott A. Brown, Esq.                          Sarah M. Lombard, Esq.
 Muldoon Murphy & Aguggia LLP                  Tyler Cooper & Alcorn, LLP
 5101 Wisconsin Avenue, N.W.                   185 Asylum Street
 Washington, D.C. 20016                        City Place, 35th Floor
 (202) 362-0840                                Hartford, CT 06103
 Facsimile: (202) 966-9409                     (860) 725-6200
                                               Facsimile: (860) 278-3802

                                  -------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the conditions to the consummation of the merger described herein have been satisfied or waived.


         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|


         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article EIGHTH, Section K of the Registrant's Articles of Incorporation provide:

                           To the fullest extent permitted by Maryland statutory
                  or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages. No amendment of the Articles of Incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         In addition, Article TENTH of the Registrant's Articles of Incorporation provide:

                           The Corporation shall indemnify (A) its directors and
                  officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advances of expenses under the procedures required, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Articles of Incorporation of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) A list of the exhibits included as part of this registration statement is set forth on the index of exhibits immediately preceding such exhibits and is incorporated herein by reference.

         (b) All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are not required, amounts which would otherwise be required to be shown with respect to any item are not material, are inapplicable or the required information has already been provided elsewhere in the registration statement.

         (c) The opinion of Ostrowski & Company, Inc. is included as Annex B to the proxy statement/prospectus.

ITEM 22.  UNDERTAKINGS.

         (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and New England Bancshares being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Connecticut in the City of Enfield, on this 11th day of May, 2007.


                                        NEW ENGLAND BANCSHARES, INC.


                                        By:/s/ David J. O'Connor
                                           -------------------------------------
                                           David J. O'Connor
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



/s/ David J. O'Connor                                               May 11, 2007
--------------------------------------------
David J. O'Connor
President, Chief Executive Officer and Director
(Principal Executive Officer)



/s/ Scott D. Nogles                                                 May 11, 2007
--------------------------------------------
Scott D. Nogles
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)



                       *
--------------------------------------------
Peter T. Dow
Chairman of the Board




Lucien P. Bolduc
Director



                       *
--------------------------------------------
William C. Leary
Director

                       *
--------------------------------------------
Myron J. Marek
Director



                       *
--------------------------------------------
Dorothy McCarty
Director



                       *
--------------------------------------------
Richard K. Stevens
Director



                       *
--------------------------------------------
Richard M. Tatoian
Director


* Pursuant to a Power of Attorney contained in the signature page to the Registration Statement of Form S-4 for New England Bancshares, Inc. filed on January 17, 2007.


/s/ David J. O'Connor                                               May 11, 2007
--------------------------------------------
David J. O'Connor

                                  EXHIBIT LIST

EXHIBIT
NUMBER                    DESCRIPTION OF EXHIBIT
------            -----------------------------------------------------

2.1 Agreement and Plan of Merger, dated as of November 21, 2006, by and among the Registrant, New England Bancshares Acquisition, Inc. and First Valley Bancorp, Inc. is included as Annex A to the proxy statement/prospectus included in this registration statement. Certain exhibits have been omitted from the Agreement as filed with the SEC. The omitted information is considered immaterial from an investor's perspective. The Registrant will furnish to the SEC supplementally a copy of any omitted exhibit upon request from the SEC.

3.1 Articles of Incorporation of New England Bancshares (Incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 initially filed on September 13, 2005, Registration No. 333-128277.)

3.2 Bylaws New England Bancshares, Inc. (Incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form SB-2, initially filed on September 13, 2005, Registration No. 333-128277.)

4.1               Form of Stock Certificate of New England Bancshares, Inc.
                  (Incorporated herein by reference to Exhibit 4.0 to the Registration Statement on Form SB-2 initially filed on September 13, 2005, Registration No. 333-128277.)

4.2 Terms of common shares of the Registrant found in the Articles of Incorporation for the Registrant are incorporated by reference to Exhibit 3.1.

5.1 Opinion of Muldoon Murphy & Aguggia LLP regarding the legality of the securities being registered*

8.1               Opinion of Muldoon Murphy & Aguggia LLP as to tax matters

8.2               Opinion of Tyler Cooper & Alcorn LLP as to tax matters*

10.1 +Form of Enfield Federal Savings and Loan Association Employee Stock Ownership Plan and Trust (Incorporated herein by reference to Exhibit 10.1 to the Registration Statement on Form SB-2 initially filed on February 15, 2002, Registration No. 333-82856.)

10.2 +Employment Agreement between Enfield Federal Savings and Loan Association and David J. O'Connor (Incorporated herein by reference to Exhibit 10.1 to the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005.)

10.3 +Employment Agreement between New England Bancshares, Inc. and David J. O'Connor (Incorporated herein by reference to Exhibit
                  10.2 to the Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005.)

10.4 +Form of Enfield Federal Savings and Loan Association Compensation Plan (Incorporated herein by reference to Exhibit
                  10.4 to the Registration Statement on Form SB-2 initially filed on February 15, 2002, Registration No. 333-82856.)

10.5 +Enfield Federal Savings and Loan Association Employee Savings & Profit-Sharing Plan and Adoption Agreement (Incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form SB-2, initially filed on February 15, 2002, Registration No. 333-82856.)

10.6 +Enfield Federal Savings and Loan Association Executive Supplemental Retirement Plan, as amended and restated (Incorporated herein by reference to Exhibit 10.6 to the Annual Report on Form 10-KSB for the year ended March 31, 2006.)

10.7 +Form of Enfield Federal Savings and Loan Association Supplemental Executive Retirement Plan (Incorporated herein by reference to Exhibit 10.7 to the Registration Statement on Form SB-2, initially filed on February 15, 2002, Registration No. 333-82856.)

10.8 +Form of Enfield Federal Savings and Loan Association Director Fee Continuation Plan (Incorporated herein by reference to Exhibit 10.8 to the Registration Statement on Form SB-2, initially filed on February 15, 2002, Registration No. 333-82856.)

10.9 +Split Dollar Arrangement with David J. O'Connor (Incorporated herein by reference to Exhibit 10.9 to the Registration Statement on Form SB-2, initially filed on February 15, 2002, Registration No. 333-82856.)

10.10 +New England Bancshares, Inc. 2003 Stock-Based Incentive Plan, as amended and Restated (Incorporated herein by reference to Exhibit 10.10 to the Annual Report on Form 10-KSB for the year ended March 31, 2006.)

10.11 +Change in Control Agreement by and among Enfield Federal Savings and Loan Association, New England Bancshares, Inc. and John F. Parda (Incorporated herein by reference to Exhibit
                  10.1 to the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.)

10.12 +Change in Control Agreement by and among Enfield Federal Savings and Loan Association, New England Bancshares, Inc. and Scott D. Nogles (Incorporated herein by reference to Exhibit
                  10.2 to the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004.)

10.13 Lease agreement with Troiano Professional Center, LLC (Incorporated herein by reference to Exhibit 10.12 to the Annual Report on Form 10-KSB for the year ended March 31, 2005.)

21.1              List of Subsidiaries*

23.1              Consent of Muldoon Murphy & Aguggia LLP (contained in Exhibits
                  5.1 and 8.1)

23.2              Consent of Tyler Cooper & Alcorn LLP*

23.3              Consent of Shatswell, MacLeod & Company, P.C.*

23.4              Consent of Whittlesey & Hadley, P.C.*

24.1              Power of Attorney*

99.1              Consent of Ostrowski & Company, Inc.*

99.2              Consent of Thomas O. Barnes*

99.3              Consent of Edmund D. Donovan*

99.4              Consent of Robert L. Messier, Jr.*

99.5              Consent of James J. Pryor*

99.6              Form of proxy of First Valley Bancorp, Inc.*
--------------------------------
*Previously filed.
+Management contract or compensatory plan, contract or arrangement.